RESIDENTIAL ACCREDIT LOANS, INC.

Depositor,

RESIDENTIAL FUNDING COMPANY, LLC,

Master Servicer,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

AMENDMENT NO. 1

dated as of February 28, 2007

Amending the

POOLING AND SERVICING AGREEMENT

among the Depositor, the Master Servicer

and the Trustee

Dated as of October 1, 2006

Mortgage Asset-Backed Pass-Through Certificates

Series 2006-Q08

AMENDMENT NO. 1 (“Amendment”), dated as of February 28, 2007 to the Agreement (defined below). Capitalized terms used herein shall have the meanings given thereto in the Agreement.

WHEREAS, RESIDENTIAL ACCREDIT LOANS, INC. (the “Depositor”), RESIDENTIAL FUNDING COMPANY, LLC (the “Master Servicer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Trustee”), entered into a Series Supplement, dated as of October 30, 2006 (the “Series Supplement”), to the Standard Terms of Pooling and Servicing Agreement, dated as of October 30, 2006 (the “Standard Terms” and, together with the Series Supplement, the “Pooling and Servicing Agreement” or the “Agreement”), providing for the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 2006-Q08;

WHEREAS, Section 11.01(a)(ii) of the Agreement permits amendment of the Agreement by the Depositor, the Master Servicer and the Trustee to correct any error;

WHEREAS, the Depositor, the Master Servicer and the Trustee wish to amend the Agreement on the terms and conditions set forth herein;

WHEREAS, the Depositor hereby authorizes and directs the Trustee to enter into this Amendment No. 1 on the terms provided herein and the Trustee, by execution of this Amendment No. 1, complies therewith; and

WHEREAS, the execution of this Amendment No. 1 has been duly authorized by the Depositor, the Master Servicer and the Trustee;

NOW THEREFORE, the Depositor, the Master Servicer and the Trustee hereby agree as follows:

Section 1.

The second paragraph of Section 9.01(a) of the Agreement is hereby amended effective as of the date hereof by deleting such section in the entirety and replacing it with the following:

The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon (i) the Pool Stated Principal Balance as of the Distribution Date preceding the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans and (ii) if a net interest margin transaction with respect to the Class SB Certificates is outstanding, the Master Servicer having received the written consent of Lehman Brothers Inc.

Section 2.

This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their officers thereunto duly authorized and their seal, duly attested, to be hereunto affixed, all as of the day and year first above written.

RESIDENTIAL ACCREDIT LOANS, INC., as Depositor

By:	/s/ Heather Anderson
Name: Heather Anderson
Title: Vice President

RESIDENTIAL FUNDING COMPANY, LLC, as Master Servicer
By:	/s/ Jeffrey Blaschko
Name: Jeffrey Blaschko
Title: Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ Melissa Wilman
Name: Melissa Wilman
Title: Vice President

By:	/s/ Katherine M. Wannenmacher
Name: Katherine M. Wannenmacher
Title: Vice President